CONSENT

We consent to the incorporation by reference in the registration statement of Hidenet Secure Architectures, Inc. on Form S-8 of our report dated August 15, 1999, on our audits of the financial statements of Hidenet Secure Architectures, Inc. as of December 31, 1998 and 1997 and for each of the years ended December 31, 1998 and December 31, 1997 which report is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts".

                                                /s/Kost Forer & Gabbay

                                                Kost Forer & Gabbay

Tel Aviv, Israel
April 14, 2000